Exhibit 10.21(vi)

Re: Bridge Loan Agreement

December 23, 2015

This Bridge Agreement (this “Agreement”) is entered into effect on December 23, 2015 (the “Effective Date”), by and between Protagenic Therapeutics Inc, Inc., a Delaware corporation (the “Company”), and Dr. Garo H. Armen (the “Lender”).

WHEREAS, the Lender, pursuant to the terms and conditions of this Agreement, will lend the Company an aggregate amount of one hundred fifty thousand Dollars (US$150,000) (the “Loan Amount”). The loan (the “Loan”) shall be convertible into securities of the Company on the terms and conditions set forth herein. This loan will bear interest rate of 10% (ten percent) per annum.

Protagenic Therapeutics agrees to guarantee the payment of all principal and accrued interest in the form of shares of its Common Stock, $0.001 par value (“Common Stock”.) at a purchase price of $1.25 per share (“the Shares”) upon competing its next fundraising round.

The proceeds will be used to fund the research and development, corporate and operational activities for Protagenic Therapeutics Inc.

The Lender will lend the Company the Loan Amount in one installment upon signature of the agreement.

This Agreement will be governed by and construed in accordance with the laws of the State of New York, U.S.A., without regard to any choice of law principle that would dictate the application of the law of another jurisdiction. The parties agree that any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of New York (or, if appropriate, a federal court located within the State of New York), and each party consents to the jurisdiction of such court.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the Effective Date.

Dr. Garo H. Armen Print Name: Garo H. Armen Signature: /s/ Garo H. Armen	PROTAGENIC THERAPEUTICS, INC. By: Dr. Robert Ziroyan Print Name: Robert Ziroyan Signature: /s/ Robert Ziroyan Title: Chief Operating Officer and Interim President

Protagenic Therapeutics Inc., 149 5th Avenue, Suite 500, New York, NY 10010

Tel: 416-500-3305; Fax: 508.734.2177, www.protagenic.com